SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                          The Furia Organization, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
     5) Total fee paid:

        ________________________________________________________________________

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: _______________________________________________
     2) Form, Schedule or Registration Statement No.: _________________________
     3) Filing Party: _________________________________________________________
     4) Date Filed:____________________________________________________________

                           The Furia Organization, Inc.
                           5030 Champion Blvd. G6#237
                            Boca Raton, Florida 33496


             Information Statement pursuant to Section 14(C) of the
                       Securities and Exchange Act of 1934

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about, July , 2004 to the holders of record at the close of business on July , 2004 of the shares of common stock, $.0001 par value per share of The Furia Organization, Inc., This information statement is also being mailed to the shareholders of The Furia Organization, Inc in connection with a proposed action by written consent to authorize and approve:

1. An amendment of its Certificate of Incorporation which:

         o reverse splits the outstanding shares of its common stock one-for-five;

         o changes the number of shares of common stock the Company is authorized to issue to 200,000,000 par value $.001.


The amendment our Certificate of Incorporation is being made because Management is of the opinion that it will better position the Company to effectuate a merger with, or acquisition of, a viable business entity. While, Management has, from time to time, engaged in discussions with potential acquisition candidates, no formal agreements have been entered into regarding any merger or acquisition.

We have obtained all necessary corporate approvals in connection with the foregoing actions and your consent is not required and is not being solicited in connection with the approval of the foregoing actions. Section 228 of the Delaware General Corporation Law and our bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. On July 2, 2004, Stockholders that own 34,351,449 shares of our common stock, which constituted 79% of the outstanding shares entitled to vote, executed written consents to approve the foregoing actions. The corporate action will be effective 20 days after the mailing of this information statement.

We are distributing this information statement pursuant to the requirements of
Section 14(c) of the Securities Exchange Act of 1934.

The entire cost of furnishing this information statement will be borne by The Furia Organization, Inc. We have requested brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Expenses in connection with the distribution of this information statement will be paid by us and are anticipated to be less than $5,000.

               INFORMATION RELATING TO THE COMPANY'S VOTING STOCK

The shares of Common Stock are the only class of voting securities currently outstanding. The Company is authorized to issue 200,000,000 shares of Common Stock $.0001 par value. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of July , 2004, the Company had 43,714,209 shares of Common Stock outstanding, which is the same number of votes this class is entitled to cast. The Company has no significant assets and is a "shell" company with no operations. Moreover, the "bid" and "ask" prices for the Common Stock of the Company are not quoted in any established market and the Common Shares trade sporadically.


                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

At present, we are authorized to issue 200,000,000 shares of common stock, $.0001 par value and 50,000,000 shares of preferred stock. Our Directors approved an amendment of the Certificate of Incorporation to:

         o reverse split the outstanding shares of common stock one-for-five;

         o change the number of Common Shares we are authorized to issue after the reverse split to 200,000,000 having a par value of $.001

The Company's Common Shares have not actively traded for several years. Moreover, no bid or ask prices have been quoted for a like period. Resultantly, no established market for the common stock has existed for several years. During that period, we have, from time to time, engaged in discussions with potential acquisition or reverse merger candidates. In almost every instance, concerns were raised over the number of common shares issued and outstanding and the potential impact on the future price of the Company's common stock should we successfully effectuate an acquisition or a reverse merger. The Board of Directors determined that a one-for-ten reverse split would eliminate any objections which might be raised in future discussion and still avoid the loss of a significant number of the Company's shareholders. A copy of the amended Certificate of Incorporation substantially in the form it will be filed with the Secretary of the State of Delaware is attached hereto as Appendix A.

Reverse Split

The reverse split will become effective upon filing with the Secretary of State of Delaware an amendment to our Certificate of Incorporation.

Each share of common stock outstanding at the effective date of the reverse split will automatically become one fifth of a share of common stock. The table below sets forth, as of the record date the following information both before and after the proposed reverse split:

         o        the number of issued and outstanding shares of common stock;

         o        the number of shares of common stock reserved for issuance;

         o the number of authorized but unissued and unreserved shares of common stock.

                                          PRE-REVERSE SPLIT  POST-REVERSE SPLIT
                                          -----------------  ------------------
Number of issued and outstanding
shares of common stock                        43,714,209          8,742,842

Number of shares of common stock
reserved for issuance                            0                   0

Number of authorized but unissued and
unreserved shares of common stock            156,285,791         191,257,158
                                             -----------         -----------
Total                                        200,000,000         200,000,000

Principal Effects of the Reverse Split

The principal effects of the Reverse Split will be as follows:

Based upon the 43,714,209 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of Common Stock by 80% or to approximately 8,742,842 shares of common stock issued and outstanding.

The Company will obtain a new CUSIP number for the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every five shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Purposes of the Reverse Stock Split

The reverse split will decrease the number of shares of common stock outstanding, make the Company more attractive to a potential merger or acquisition candidate and, should a market for the shares develop, presumably increase the per share market price for the common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks. This is because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse split, five (5) shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock. Shareholders will be furnished the necessary materials and instructions to affect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock outstanding prior to the reverse split is not presented for exchange upon request by the Company, any dividends that may be declared after the date of the reverse split with respect to the common stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split common stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of post-split common stock, will, upon surrender of their certificates representing shares of pre-split common stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than five shares of common stock prior to the reverse split will, on the effective date of the reverse split, no longer be shareholders of the Furia Organization, Inc. The Board of Directors has determined that the fair value of the common stock, since no established market exists is $.0001 per share.

Federal Income Tax Consequences of the Reverse Split

The combination of five shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend). Shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Change in Authorized Capital Stock

The directors have approved an amendment to our Certificate of Incorporation, which would change the par value of the authorized shares of common stock, to $.001 per share. The number of authorized common shares post reverse split would still be 200,000,000 shares.

Our Board of Directors believes it will benefit the shareholders to have a substantial number of unreserved shares available for issuance in order that adequate shares may be available for the possible business combination or an acquisition.

Approval Required

The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. As discussed above, holders of 79% of our common stock have consented to this amendment. They have executed a written consent voting those shares in favor of the amendment.

                     Forward-Looking Statements; Market Data

The discussion in this information statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those described in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our unproven business model and a limited operating history in a new and rapidly evolving industry; our ability to implement our business plan; and our ability to manage our growth, retain and grow our customer base and expand our service offerings.


                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this information statement concerning the contents of any document referred to herein are not necessarily complete.


Martin Cohen, President

July  , 2004

Attachments:

Appendix A - Form of Amended and Restated Certificate of Incorporation

                                                                      Appendix A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         The Furia Organization, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBYCERTIFY:

         FIRST: That at a meeting of the Board of Directors of The Furia Organization resolutions were duly adopted setting forth a proposed amendment to the *Certificate of Incorporation of said corporation, declaring said amendment to be advisable . The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing Article 4 (a) thereof so that, as amended said Article shall be and read as follows:

         "The total number of shares the Corporation is authorized to issue is 250,000,000 shares, consisting of 200,000,000 shares of Common Stock having a par value of $.001 per share and 50,000,000 shares of Preferred Stock having a par value of $.0001 per share."

         SECOND: That thereafter, without a meeting of shareholders, holders of Common Shares representing 79% of the issued and outstanding common Shares of The Furia Organization, Inc, by written consent, voted such shares in favor of the amendment

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Furia Organization has caused this certificate to be signed by , Martin Cohen, its President, this __________ day of ______________, _________ .

                                            __________________________________


                                            By _______________________________
                                                        (Title)